Exhibit 4.5

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is made as of February 1, 2002, by and between GENIUS PRODUCTS, INC., having its principal offices at 11250 El Camino Real, Suite 100, San Diego, CA 92130 (the "Company") and CRAIG STEWART, an individual ("Consultant").

         In consideration of the mutual covenants contained herein and on the terms and conditions set forth below, the Company and Consultant hereby agree as follows:

1.       PROVISION OF SERVICES:

         (a) Consultant agrees, to the extent it deems necessary in its discretion, to provide the services described below to the Company and to place at the disposal of the Company its personnel, services, and experience.

                  (i) Consultant will, at the Company's request, assist with researching, drafting and preparing financial forecasting and business plans.

                  (ii) Consultant will, at the Company's request, provide with human resources procurement advisory services for employees, board members, accountants, law firms, and other related entities.

                  (iii) Consultant will, at the Company's request, advise on intellectual property protection, technology transfers, licensing, and joint ventures.

2.       BASE COMPENSATION:

         (a) The Company agrees to issue to Consultant a five (5) year common stock option (the "Option"), in the form attached hereto as Exhibit A, to purchase up to sixty-five thousand (65,000) shares of the Company's common stock.

         (b) The Company shall also issue Consultant forty five thousand (45,000) shares of their common stock with a Securities and Exchange Commission Form S-8 filing as a means of registering said securities. The Company shall use its best efforts to effect such a registration and deliver to Consultant a certificate from their transfer agent as soon as reasonably possible.

3.       LIABILITY:

         (a) In rendering services to the Company as herein provided, neither Consultant, nor any member, manager, officer, employee or agent thereof shall be liable to the Company for errors in judgment or for anything except willful malfeasance, reckless disregard or bad faith in the performance of its duties under this Agreement. Consultant shall not be liable for any loss suffered by the Company by reasons of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant or its members, managers, officers, employees or agents. In no event shall either party be liable for any punitive, incidental or consequential damages to the other party, its stockholders, creditors, or any other person or entity, even if advised of the possibility thereof.

         (b) It is further understood and agreed that Consultant may rely upon the information furnished to Consultant by the Company. The Company represents, warrants and covenants that such information will be accurate and reliable in all material respects. The Company represents, warrants and covenants that it has not failed, and shall not fail, to disclose any material fact or information to Consultant.

4. OTHER ACTIVITIES OF CONSULTANT: The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems necessary for such purposes in its sole discretion.

5. CONTROL: Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation, By-laws, any applicable statute, rule (as defined herein), or any Rules of any Regulators, or to deprive the Company's Board of Directors of its responsibility for any control of the conduct of its affairs.

6. TERM: The term of this Agreement shall be for a period of twelve (12) months.

7. CONFIDENTIALITY: Consultant and the Company each agree to provide reasonable security measures to keep information of the other party confidential where release may be detrimental to such party's business interests ("Confidential Information"). Information shall only be deemed Confidential Information if disclosed in writing to the other party and clearly labeled as Confidential Information. Consultant and the Company shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will have access to Confidential Information through Consultant and the Company, as the case may be, to enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement. Each of Consultant and the Company agree that it will not, either during the term of this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit, any Confidential Information acquired or used by it hereunder. Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of a disclosure by the party under a duty of confidentiality, or its representatives, or which is required by law to be disclosed by the party under a duty of confidentiality.

8.       MISCELLANEOUS PROVISIONS:

         (a) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement between Consultant and the Company.

         (b) WAIVER OF COMPLIANCE. Any failure of Consultant, on the one hand, or the Company, on the other, to comply with any obligation, agreement or condition herein must be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) COMPLIANCE WITH REGULATORY AGENCIES. Each party agrees that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with the Agreement shall conform to all applicable Federal and State securities laws, and the applicable rules and regulations of the SEC or any self-governing body (collectively "Rules") which may have jurisdiction over the party taking such actions (collectively "Regulators").

         (d) NOTICES. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the signatory of this Agreement at the addresses appearing in the introductory paragraph hereof, but any party may change its address by written notice to the other party. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated three (3) days after mailing.

         (e) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

         (f) DELEGATION. Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.

         (g) PUBLICITY. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law, pursuant to Rules, or by any Regulators.

         (h) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws doctrines. The parties agree that if action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be in the state and/or federal courts located in Monroe County, State of New York.

         (i) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and may be executed by facsimile.

         (j) HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

         (k) ENTIRE AGREEMENT. This Agreement, including Exhibit A annexed hereto, sets forth the entire Agreement and understanding the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written.

         (l) THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assignees, any rights or remedies under or by reason of this Agreement.

         (m) SURVIVABILITY. If any part of this Agreement is found, or deemed by a binding arbitration to be invalid or unenforceable, that part shall be severed from the remainder of this Agreement.

         (n) RETURN OF INFORMATION. Each party shall keep a record of the location where all Confidential Information furnished or created by the other party is located. Upon termination of the Agreement, all copies of the Confidential Information of the other party, including analyses, compilations, forecasts, studies or other documents will be returned immediately upon the written request therefore. That portion of the Confidential Information which consists of analyses, compilations, forecasts, studies or other documents prepared by Consultant or its representatives will continue to be held by Consultant and kept confidential and subject to the terms of this Agreement.

         (o) RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed to cause either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship such as, but not limited to, a joint venture or a partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party. Each party shall be responsible only for its obligations as provided herein.

9. ARBITRATION: The parties hereto agree to submit any dispute arising hereunder to binding arbitration in accordance with the rules of the American Arbitration Association ("AAA"). With respect to the arbitration of any dispute hereunder, the undersigned hereby acknowledge and agree that:

         (a)      Arbitration shall be final and binding on the parties.

         (b) The parties waive their right to seek remedy in court, including their right to a jury trial.

         (c) Pre-arbitration discovery is generally more limited and different from court proceedings.

         (d) An arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal, or to seek modification of a ruling by the arbitrators is strictly limited.

         (e) Any arbitration hereunder is specifically intended to include any and all statutory claims, which might be asserted by any party.

         (f) All disputes, controversies, or differences between Consultant, the Company, or any of their members, managers, officers, directors, legal representatives, attorneys, accountants, agents or employees, or any customer or other person or entity, arising out of, in connection with or as a result of this Agreement, shall also be resolved through arbitration rather than through litigation.

         (g) Each party hereby agrees to submit any dispute arising hereunder within five (5) days after receiving a written request to do so from the other party.

         (h) If any party fails to submit any dispute to arbitration on request, then the requesting party may itself commence an arbitration proceeding.

         (i) Any hearing scheduled after arbitration is initiated shall take place in Monroe County, State of New York.

         (j) If either party shall institute a court proceeding to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessfully contest the jurisdiction of an arbitration forum located in Monroe County, New York, over any matter which is the subject of this Agreement, the prevailing party shall be entitled to recover from the losing party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceeding or its efforts to enforce its rights to arbitration as provided for herein.

         (k) Each party will sign any required paperwork reasonably required by the AAA, at the time any dispute is submitted for arbitration.

         (l) Any decision may be filed with any court which shall have jurisdictional venue as a basis for judgement and execution for collection.

                  In witness whereof, the parties have caused this Agreement to be signed as of the day and year first written above.

         CONSULTANT

         By:   /s/ Craig T. Stewart
             -------------------------------
         Name:  Craig T. Stewart

         GENIUS PRODUCTS INC.

         By:   /s/ Klaus Moeller
             -------------------------------
         Name:  Klaus Moeller
         Title:  CEO